Exhibit 99.1
                                 ------------




                         COUNTRYWIDE HOME LOANS, INC.


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


          CWHEQ, INC. REVOLVING HOME EQUITY LOAN TRUST, SERIES 2005-M REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2005-M


      The undersigned do hereby certify that they are each an officer of Countrywide Home Loans, Inc. (the "Master Servicer"), and do hereby further certify pursuant to Section 3.09 of the Sale and Servicing Agreement for the above-captioned Series (the "Agreement") that:

(i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

(ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Craig Baingo                                      Dated: March 24, 2006
------------------

CRAIG BAINGO
EXECUTIVE VICE PRESIDENT, FINANCE



/s/ Kevin Meyers                                      Dated: March 24, 2006
------------------

KEVIN MEYERS
MANAGING DIRECTOR, CHIEF FINANCIAL
OFFICER, LOAN ADMINISTRATION